Exhibit 99.1

PRIVILEGED AND CONFIDENTIAL

PREPARED AT THE DIRECTION OF COUNSEL

Polished.com Board of Directors Responds to 13D Filing from Morgan Dempsey

Jefferies LLC is Acting as Financial Advisor Following Private Expressions of Interest in Acquiring the Company

Polished is Open to All Pathways to Maximizing Value for Shareholders, Including a Sale of the Company

BROOKLYN, N.Y.--(BUSINESS WIRE)—Today the Board of Directors (the “Board”) of Polished.com Inc. (NYSE: POL) (formerly known as 1847 Goedeker Inc.) (“Polished” or the “Company”), issued the following statement in response to the Schedule 13D filed with the Securities and Exchange Commission by Morgan Dempsey Capital Management, LLC (“Morgan Dempsey”) on January 26, 2023:

Polished’s Board and management team welcome the constructive input of our investors. We have consistently engaged with Morgan Dempsey and are confident that we both share a common goal: maximizing value for all the Company’s shareholders.

Following the receipt of multiple private expressions of interest in acquiring all or part of the Company, Polished engaged Jefferies as our financial advisor to help us evaluate credible potential transactions. The Board and management team remain open to all pathways for maximizing value, including a sale of the Company.

Concurrently, Polished is encouraged by the early signs of progress by our new management team and remains focused on driving sustainable, long-term sales and earnings growth.

There can be no assurance that any transaction or the sale of the Company will occur. At this time, Polished shareholders are not required to take any action.

McDermott Will & Emery is acting as legal advisor to the Company.

ABOUT POLISHED

Polished is raising the bar, delivering a world-class, white-glove shopping experience for home appliances. From the best product selections from top brands to exceptional customer service, we are simplifying the purchasing process and empowering consumers as we provide a polished experience, from inspiration to installation. A product expert helps customers get inspired and imagine the space they want, then shares fresh ideas, unbiased recommendations and excellent deals to suit the project's budget and style. The goal is peace of mind when it comes to new appliances. Polished perks include its "Love-It-Or-Return-It" 30-day policy, extended warranties, the ability to arrange for delivery and installation at your convenience and other special offers. Learn more at www.Polished.com.

FORWARD LOOKING STATEMENTS

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will", "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company's current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those described more fully in the section titled "Risk Factors" of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS

Ashley Areopagita
ir@polished.com